Exhibit 23.2

              INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use {incorporation by reference} in this Registration Statement of Nevwest Expolorations Corp., on Form SB-2 of our report dated September 17, 2007. We also consent to the reference to us under the heading "Experts" in this registration statement.


/s/ Malone & Bailey, PC
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Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 9, 2007